UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2011

Vocus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-125834	58-1806705
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4296 Forbes Boulevard, Lanham, Maryland		20706
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3014592590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Vocus, Inc. (the “Company”) was held on June 16, 2011 (the “Meeting”). Of the 19,654,847 shares of common stock outstanding as of the record date, 18,633,992 shares were represented at the Meeting (in person or by proxy) constituting 94.8% of the outstanding shares entitled to vote. Four matters were voted upon at this meeting, and the voting results with respect to each such matter are set forth below.

1.	A proposal to elect three directors to serve for a three-year term until the Annual Meeting to be held in 2014 or until their successors are duly elected or appointed and qualify:

Director	Votes For	Votes Withheld
Kevin Burns	17,091,705	737,195
Ronald Kaiser	17,049,545	779,355
Richard Rudman	17,501,725	327,175

2.	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for the year ending December 31, 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,453,466	174,584	5,942	—

3.	A proposal to approve, in a non-binding, advisory vote, the compensation for the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,783,079	2,044,871	950	805,092

4.	A proposal to determine, in a non-binding, advisory vote, the frequency of the vote on the compensation for the Company’s named executive officers:

Every Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
12,736,475	94,881	4,996,597	947	805,092

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vocus, Inc.

June 21, 2010	By:	Stephen A. Vintz

Name: Stephen A. Vintz
Title: Chief Financial Officer